UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2013

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2013, the stockholders of Hamilton Bancorp, Inc. (the “Company”) approved the Company’s 2013 Equity Incentive Plan (the “Plan”).  A description of the terms and conditions of the Plan was previously included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 18, 2013 (the “Proxy Statement”).

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of the Company was held on November 18, 2013.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement.  Of the 3,703,000 shares outstanding and entitled to vote, 3,377,766 shares were present at the meeting in person or by proxy.  The final results of the stockholder vote are as follows:

1.	The election of two directors of the Company, to serve for three-year terms and until their successors are elected and qualified.

	For	Withhold	Broker Non-Votes

Russell K. Frome	2,078,004	379,125	920,637

William W. Furr	2,445,263	11,866	920,637

2.	Approval of the Hamilton Bancorp, Inc. 2013 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

2,168,559	262,463	26,107	920,637

3.	The ratification of the appointment of Rowles & Company, LLC as the independent registered public accounting firm for the fiscal year ending March 31, 2014

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

3,371,416	5,550	800	0

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: November 20, 2013	By: /s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer